EXHIBIT 25.1

                                                                Conformed Copy

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
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                                 FORM T-1
                 STATEMENT OF ELIGIBILITY UNDER THE TRUST
                  INDENTURE ACT OF 1939 OF A CORPORATION
                       DESIGNATED TO ACT AS TRUSTEE

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                   CHECK IF AN APPLICATION TO DETERMINE
                   ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)

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                            Marine Midland Bank
            (Exact name of trustee as specified in its charter)

      New York                                     16-1057879
      (Jurisdiction of incorporation               (I.R.S. Employer
       or organization if not a U.S.               Identification No.)
       national bank)

      140 Broadway, New York, N.Y.                 10005-1180
      (212) 658-1000                               (Zip Code)
      (Address of principal executive offices)

                             Charles E. Bauer
                              Vice President
                            Marine Midland Bank
                               140 Broadway
                       New York, New York 10005-1180
                            Tel: (212) 658-1792
         (Name, address and telephone number of agent for service)

                             TEKNI-PLEX, INC*
            (Exact name of obligor as specified in its charter)

              Delaware                             22-3286312
       (State or other jurisdiction            (I.R.S. Employer
       of incorporation or organization)       Identification No.)


                          201 Industrial Parkway
                       Somerville, New Jersey, 08876
                              (908) 722-4800
 (Address, including zip code, and telephone number, including area code, of registrant's  principal executive offices)


              Series B 9 1/4% Senior Subordinated Notes due 2008
       Guarantees of Series B 9 1/4% Senior Subordinated Notes due 2008
                        (Title of Indenture Securities)



                     *TABLE OF ADDITIONAL REGISTRANT'S

                                                             State or Other
                                                            Jurisdiction of   I.R.S. Employer
                                                            Incorporation or  Identification
Name, Address and Telephone Number                            Organization        Number
----------------------------------                            ------------      ----------
PureTec Corporation(1)......................................... Delaware        22-3376449
PTI Plastics, Inc.(1).......................................... Delaware        22-3207289
Ozite Corporation(1)........................................... Delaware        36-3484843
Plastic Specialties and Technologies, Inc.(1).................. Delaware        22-2515864
Plastic Specialties and Technologies Investments, Inc.(1)...... Delaware        22-2663552
Burlington Resins, Inc.(1)..................................... Delaware        22-3334106
Pure Tech APR, Inc.(1)......................................... New York        11-3065942
Multi Container Recycler, Inc.(1).............................. Michigan        38-2959009
Coast Recycling North, Inc.(1)................................. California      68-0200870
Distributors Recycling, Inc.(1)................................ New Jersey      22-2466975
REI Distributors, Inc.(1)...................................... New Jersey      22-2418824
Pure Tech Recycling of California(1)........................... California      77-0356589
Alumet Smelting Corp.(1)....................................... New Jersey      22-2054447
Conconre Corp.(1).............................................. Connecticut     06-1012426

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(1)  The address of these additional registrant's is : 201 Industrial
Parkway, Somerville, New Jersey 08876.  Their telephone number of (908)
722-4800.


General
Item 1. General Information.

       Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

            State of New York Banking Department.

            Federal Deposit Insurance Corporation, Washington, D.C.

            Board of Governors of the Federal Reserve System,
            Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2. Affiliations with Obligor.

       If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None


Item 16.  List of Exhibits.


Exhibit
-------

T1A(i)         *   -       Copy of the Organization
                           Certificate of Marine Midland Bank.

T1A(ii)        *   -       Certificate of the State of New
                           York Banking Department dated
                           December 31, 1993 as to the
                           authority of Marine Midland Bank
                           to commence business.

T1A(iii)           -       Not applicable.

T1A(iv)        *   -       Copy of the existing By-Laws of
                           Marine Midland Bank as adopted on
                           January 20, 1994.

T1A(v)             -       Not applicable.

T1A(vi)        *   -       Consent of Marine Midland Bank
                           required by Section 321(b) of the
                           Trust Indenture Act of 1939.

T1A(vii)           -       Copy of the latest report of
                           condition of the trustee (December
                           31, 1997), published pursuant to
                           law or the requirement of its
                           supervisory or examining
                           authority.

T1A(viii)          -       Not applicable.

T1A(ix)            -       Not applicable.


      * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.



                                 SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 20th day of April, 1998.



                                        MARINE MIDLAND BANK


                                        By: /s/ Frank J. Godino
                                            ---------------------
                                            Frank J. Godino
                                            Vice President


                                                             Exhibit T1A (vii)

                              Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                              Federal Deposit Insurance Corporation
                              OMB Number: 3064-0052

                              Office of the Comptroller of the Currency
                              OMB Number: 1557-0081

Federal Financial Institutions Examination Council      Expires March 31, 2000
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                                                    Please refer to page i,
                                                    Table of Contents, for
                                                    the required disclosure
                                                    of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business December 31, 1997

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   --------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

      /s/ Gerald A. Ronning
  ----------------------------------------------
  Signature of Officer Authorized to Sign Report
              1/26/98
  ----------------------------------------------
  Date of Signature


Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:

(a) in automated formand then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
    (EDS), by modem or computer diskette; or

(971231)
---------
RCRI 9999

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


   /s/ Malcolm Burnett
  ----------------------------------------------
  Director (Trustee)

   /s/ Bernard J. Kennedy
  ----------------------------------------------
  Director (Trustee)

   /s/ Sal H. Alfiero
  ----------------------------------------------
  Director (Trustee)


(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

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FDIC Certificate Number      00589
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                          (RCRI 9030)


REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
       Name of Bank                City


in the state of New York, at the close of business
December 31, 1997


ASSETS
       Thousands
       of dollars
Cash and balances due from depository
institutions:


   Noninterest-bearing balances
   currency and coin....................................  $928,754
   Interest-bearing balances ........................... 2,571,410
   Held-to-maturity securities..........................         0
   Available-for-sale securities........................ 3,968,837


   Federal funds sold and securities purchased
   under agreements to resell............................  497,992


Loans and lease financing receivables:


   Loans and leases net of unearned
   income............................... 21,550,115
   LESS: Allowance for loan and lease
   losses...............................    407,355
   LESS: Allocated transfer risk reserve          0


   Loans and lease, net of unearned
   income, allownace, and reserve....... 21,142,760
   Trading assets.......................    979,454
   Premises and fixed assets (including
   capitalized leases)..................    225,646

Other real estate owned.................................     8,092
Investments in unconsolidated
subsidiaries and associated companies...................         0
Customers' liability to this bank on
acceptances outstanding.................................    24,795
Intangible assets.......................................   479,713
Other assets............................................   488,168
Total assets............................................31,315,621


LIABILITIES

Deposits:
   In domestic offices..................................20,072,724

   Noninterest-bearing.................................. 4,090,858
   Interest-bearing.....................................15,981,866

In foreign offices, Edge and Agreement
subsidiaries, and IBFs.................................. 3,834,827

   Noninterest-bearing..................................         0
   Interest-bearing..................................... 3,834,827


Federal funds purchased and securities sold
   under agreements to repurchase....................... 2,007,482
Demand notes issued to the U.S. Treasury................   192,186
Trading Liabilities....................................... 215,748

Other borrowed money:
   With a remaining maturity of one year
   or less.............................................. 1,402,449
   With a remaining maturity of more than
   one year through three years.........................    63,601
   With a remaining maturity of more than
   three years..........................................    61,707
Bank's liability on acceptances
executed and outstanding................................    24,795
Subordinated notes and debentures.......................   497,774
Other liabilities.......................................   719,423
Total liabilities.......................................29,092,716

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................         0
Common Stock............................................   205,000
Surplus................................................. 1,984,326
Undivided profits and capital reserves..................     8,678
Net unrealized holding gains (losses)
on available-for-sale securities........................    24,901
Cumulative foreign currency translation
adjustments.............................................         0
Total equity capital.................................... 2,222,905
Total liabilities, limited-life
preferred stock, and equity capital.....................31,315,621